EXHIBIT 21

Name of Subsidiary	Jurisdiction of Incorporation
Hospitality Technologies, S.A.	Argentina
MICROS Fidelio Australia Pty Ltd	Australia
MICROS-Fidelio Austria GmbH	Austria
MICROS Belgium N.V. (fka Torex Retail N.V.)	Belgium
MICROS-Fidelio Brazil Ltda	Brazil
MICROS-Fidelio (Canada) Ltd.	Canada
JTECH Communications Inc	Delaware, USA
MICROS Canada LLC	Delaware, USA
MICROS E-Commerce LLC	Delaware, USA
MICROS Retail (Commercialware, Inc.)	Delaware, USA
MICROS-Fidelio Denmark Aps	Denmark
MICROS-Fidelio Finland Oy	Finland
Fidelio Cruise Inc.	Florida, USA
MICROS-Fidelio France S.A.S.	France
Fidelio Cruise GmbH	Germany
MICROS Retail Deutschland GmbH (fdba Torex Retail Sol’ns GmbH)	Germany
MICROS-Fidelio GmbH	Germany
MICROS-Fidelio Hong Kong, Ltd.	Hong Kong
Fidelio India Pvt Ltd.	India
PT MICROS-Fidelio Indonesia	Indonesia
MICROS-Fidelio Holdings Ltd.	Ireland
MICROS-Fidelio (Ireland) Ltd.	Ireland
MICROS Italia Srl.	Italy
MICROS-Fidelio Japan Ltd.	Japan
MICROS-Fidelio Korea Company Ltd.	Korea
MICROS-Fidelio Macau Limited	Macau
MICROS-Fidelio Malaysia Sdn. Bhd.	Malaysia
Advanced Retail Systems S.A. de C.V.	Mexico
MICROS-Fidelio Mexico S.A. de C.V.	Mexico
MICROS Retail (Fry, Inc.)	Michigan, USA
MICROS Netherland B.V. (fdba Torex Retail B.V.)	Netherlands
MICROS-Fidelio Worldwide Inc.	Nevada, USA
MICROS-Fidelio New Zealand Ltd.	New Zealand
MICROS-Fidelio Norway A/S	Norway
MICROS Retail Norway A/S (fdba Torex Retail A/S)	Norway
MICROS Retail (Datavantage Corp.)	Ohio, USA
MICROS-Fidelio Philippines	Philippines
MICROS-Fidelio Polska Sp.Z.o.o.	Poland
MICROS-Fidelio Caribbean, Inc.	Puerto Rico
MICROS-Fidelio Singapore Pte Ltd.	Singapore
MICROS-Fidelio Systems España S L	Spain
MICROS-Fidelio Sweden A.B.	Sweden
MICROS-Fidelio Suisse A.G.	Switzerland
MICROS-Fidelio Thailand Co. Ltd.	Thailand
MICROS Systems UK Ltd.[1]	UK
Anker Systems Ltd.	UK
MICROS Travel Ltd.	UK

The Company has additional subsidiaries, which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2013.

1 Includes the former MICROS-Fidelio UK Ltd., Micros Retail and Manufacturing Ltd., Torex Retail Holdings Ltd., and Torex RBS Ltd.